UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2008

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following information is being furnished pursuant to both Item 1.02 and 2.03.

On October 29, 2008, Rainmaker Systems, Inc. (“Rainmaker”) executed a further amendment to its secured line of credit (the “Credit Facility”) with the company’s lender, Bridge Bank. The amendment increases the sub-facility for the purpose of purchasing new equipment through December 31, 2008, from $2,000,000 to $3,000,000. Additionally, the Credit Facility was further amended to provide that Bridge Bank, at its option, may increase the interest rate payable on advances under the Credit Facility by 1.25% per annum if Rainmaker does not maintain minimum deposits of $2,000,000 in demand deposit accounts and $4,000,000 in money market accounts with Bridge Bank.

The amended Credit Facility is secured by substantially all of Rainmaker’s consolidated assets including intellectual property. Rainmaker must comply with certain financial covenants, including not incurring a year-to-date net loss exceeding by 10% the amount of the loss recited in the company’s operating plan approved by Bridge Bank. Additionally, the October 29, 2008 amendment requires that Rainmaker maintain unrestricted cash of $3.0 million plus the principal amount of the indebtedness outstanding from time to time with Bridge Bank.

The Credit Facility contains customary covenants that will, subject to limited exceptions, limit Rainmaker’s ability to, among other things, (i) create liens; (ii) make capital expenditures; (iii) pay cash dividends; and (iv) merge or consolidate with another company. The Credit Facility provides for customary events of default, including nonpayment, breach of covenants, payment defaults of other indebtedness, and certain events of bankruptcy, insolvency and reorganization that may result in acceleration of outstanding amounts under the amended Credit Facility.

As of October 29, 2008, the company had $3,000,000 outstanding under the Credit Facility and had one undrawn letter of credit outstanding under the Credit Facility in the aggregate face amount of $100,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Modification to Business Loan Agreement dated as of October 10, 2008, and effective as of October 29, 2008, between Rainmaker Systems, Inc. and Bridge Bank, N.A.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

November 4, 2008	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer